Exhibit 13.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, each of the undersigned officers of Matsushita Electric Industrial Co., Ltd. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  September 3, 2004

/s/ Kunio Nakamura
Name:	Kunio Nakamura
Title:	President and Director
(Principal Executive Officer)

/s/ Tetsuya Kawakami
Name:	Tetsuya Kawakami
Title:	Senior Managing Director
(Principal Financial Officer)